CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting part of this Post-Effective Amendment No. 31 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 30, 1997, relating to the financial statements and financial highlights of INVESCO Advisor Equity Fund, INVESCO Advisor Income Fund, INVESCO Advisor Flex Fund, INVESCO Advisor Multiflex Fund, INVESCO Advisor Real Estate Fund, INVESCO Advisor International Value Fund and INVESCO Advisor Cash Management Fund (constituting INVESCO Advisor Funds, Inc., hereafter referred to as the "Fund") appearing in the December 31, 1996 Annual
Report to Shareholders of the Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


/s/ Price Waterhouse LLP
-------------------------
PRICE WATERHOUSE LLP


Denver, CO
April 21, 1997